Exhibit 99.1

NRG Yield, Inc. Completes Acquisition of NRG Right of First Offer Assets

– Raises Dividend Growth Target and Updates Financial Guidance –

PRINCETON, NJ; June 30, 2014 — NRG Yield, Inc. (NYSE: NYLD) has completed its previously announced acquisition of three Right of First Offer (ROFO) assets from NRG Energy, Inc. for $349 million in total cash consideration, plus assumed project debt of $657 million (as of March 31, 2014) excluding adjustments for working capital. The acquisition, which totals 590 megawatts (MW) of operating capacity, includes the following assets:

•                  El Segundo Energy Center, a 550 MW fast-start, natural gas-fired facility in LA County, California;

•                  TA High Desert, a 20 MW photovoltaic solar facility in LA County, California; and

•                  RE Kansas South, a 20 MW photovoltaic solar facility in Kings County, California

“The completion of the first-ever drop-down from NRG Energy demonstrates NRG Yield’s ability to successfully transact with its strategic sponsor and lays the foundation for robust long-term growth,” said NRG Yield’s Chairman and Chief Executive Officer David Crane. “When coupled with both the pipeline of NRG Yield-eligible projects owned by our parent company, NRG Energy, and the recently announced Alta Wind acquisition, this platform-proving transaction gives us the confidence to raise our long-term dividend growth target for NRG Yield.”

Increasing Targeted Dividend Growth Rate

Primarily driven by positive year to date results and the closing of the first ROFO transactions, the Company is now targeting an annualized dividend of $1.50 per share by the 4th quarter of 2014, which represents a 25% increase to NRG Yield’s initial annualized dividend of $1.20 per share. Further, with a pipeline of nearly 2.1 GW of assets identified by NRG as being eligible for drop-down and giving effect to the pending acquisition of the 947 MW Alta Wind portfolio, NRG Yield is also raising its 5-year target dividend per share compound annual growth rate to 15-18% from 10-15%.

Updating Financial Guidance(1)

As a result of the completed acquisition, NRG Yield is raising its full-year 2014 Pro-Forma Adjusted EBITDA guidance to $410 million, from $292 million, and Cash Available for Distribution (CAFD) guidance to $140 million, from $115 million. The Company is also reaffirming 2nd quarter Adjusted EBITDA guidance of $75 million and CAFD guidance of $22 million.

This updated Adjusted EBITDA and CAFD guidance excludes any impact associated with the recently announced Alta Wind acquisition, which is expected to close by the end of the 3rd quarter.

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the U.S., including fossil fuel, solar and wind power generation facilities that provide the

(1)  In accordance with GAAP, financial results for these ROFO assets are incorporated as of January 1, 2014.

capacity to support more than one million American homes and businesses. Our thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations. NRG Yield is traded on the New York Stock Exchange under the symbol NYLD. Visit nrgyield.com for more information.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include NRG Yield’s expectations regarding the anticipated benefits of the acquisition of the Alta assets and other assets identified by NRG as being eligible for acquisition. These forward-looking statements typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG Yield believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to successfully close the Alta acquisition (including receipt of third party consents and regulatory approvals), failure of NRG to ultimately offer assets to us that have been identified eligible for acquisition, our ability to enter into new contracts as existing contracts expire and our ability to maintain and grow our quarterly dividends.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, NRG Yield makes available free of charge at www.nrgyield.com, copies of materials it files with, or furnish to, the SEC.

Contacts:

Media:	Investors:
Karen Cleeve	Chad Plotkin
609.524.4608	609.524.4526

Daniel Keyes
609.524.4527

Appendix A-1: Pro-Forma Adjusted EBITDA and Cash Available for Distribution Reconciliation

The following table summarizes the calculation of 2014 Full-Year Pro-Forma Adjusted EBITDA and Cash Available for Distribution to net income:

	6/30/14	5/6/14
($ in millions)	2014 Full Year(2)	Second Quarter	2014 Full Year
Net income/(Loss)	135	28	95
Plus:
Income tax	24	(4)	14
Interest expense, net	106	21	65
Depreciation and amortization	93	16	65
Contract amortization	2	1	1
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from unconsolidated affiliates	50	13	52
Adjusted EBITDA	410	75	292
Less: Pro-rata Adjusted EBITDA from unconsolidated affiliates	(73)	(21)	(72)
Add: Cash distributions from unconsolidated affiliates	43	6	41
Cash interest paid	(99)	(16)	(63)
Maintenance capital expenditures	(17)	(5)	(13)
Change in other assets	(15)	(9)	1
Principal amortization of indebtedness	(110)	(8)	(71)
Estimated Cash Available for Distribution	140	22	115
Less: Estimated Cash Available for Distribution from ROFO assets through June 30, 2014	—
Pro-Forma Estimated Cash Available for Distribution	140

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG Yield’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                 Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

(2)  In accordance with GAAP, financial results for these ROFO assets are incorporated as of January 1, 2014.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only as supplements. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this news release.

Cash available for distribution is Adjusted EBITDA plus cash dividends from unconsolidated affiliates, less maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in others assets. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.